Exhibit 10.2

TERMINATION AND RELEASE AGREEMENT

This Termination and Release Agreement, dated as of October 15, 2026 (this “Agreement”), is entered into by and between New America Sponsor I LLC (“Sponsor”) and New America Acquisition I Corp., a Florida corporation (the “Company”). Sponsor and the Company are collectively referred to herein as the “Parties” and individually as a “Party”.

RECITALS

A. Sponsor and the Company are parties to that certain Administrative Services Agreement, dated December 3, 2025 (the “Administrative Services Agreement”).

B. The Parties desire to terminate and cancel in its entirety, without any consideration or the need for any further documentation, the Administrative Services Agreement.

AGREEMENT

NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows

1.1 Termination and Release. Effective as of the date hereof, the Parties agree and acknowledge that the Administrative Services Agreement and all rights and obligations of the parties thereto or any of their respective affiliates shall, immediately and with no further action of any Person, be irrevocably terminated and the Administrative Services Agreement shall be of no further force or effect and none of parties thereto or any of their respective affiliates shall have any further obligations, duties, liabilities or responsibilities thereunder at such time (including, for the avoidance of doubt, with respect to the monthly reimbursement payments described in the Administrative Services Agreement). Effective as of the date hereof, Sponsor, on Sponsor’s own behalf and on behalf of Sponsor’s successors, assigns and any other person or entity that may claim by, through or under Sponsor (collectively, the “Releasing Parties”), hereby (a) unconditionally and irrevocably waives, releases, acquits and forever discharges the Company and each of its direct or indirect subsidiaries and each of its respective present and former officers, directors, managers, employees and other agents (collectively, the “Releasees”) from, any and all claims, debts, losses, expenses, proceedings, covenants, damages, causes of action, obligations, accounts and liabilities (collectively, “Claims”) of any kind or nature whatsoever, known or unknown, suspected or unspected, in contract, direct or indirect, at law or in equity, since the beginning of time to the extent arising out of, relating to or otherwise by virtue of the Administrative Services Agreement, accruing on or prior to or relating to any period of time on or prior to the date hereof and (b) agrees that no Releasing Party will bring or voluntarily participate in or assist any proceeding that relates to any matter released pursuant to this Section 1.1. Notwithstanding the foregoing, the Releasing Parties do not waive or release any rights based upon, arising out of or relating to rights in favor of the Releasing Parties created pursuant to the terms of this Agreement. The Releasing Parties understand and agree that the releases provided in this Section 1.1 extend to all Claims released above whether known or unknown, suspected or unsuspected, in contract, direct or indirect, at law or in equity. It is the intention of the Releasing Parties through this Agreement and with the advice of counsel to fully, finally and forever settle and release the Claims set forth above. In furtherance of such intention, the releases herein given shall be and remain in effect as full and complete releases of such matters notwithstanding the discovery of any additional Claims or facts relating thereto.

1.2 No Outstanding Payment. Sponsor hereby acknowledges and agrees that as of the date hereof, there are no amounts outstanding or otherwise owed by the Company to Sponsor or any of its affiliates with respect to the Administrative Services Agreement.

1.3 Representations and Warranties. Each Party represents and warrants to the other Parties that the execution and delivery of this Agreement has been duly authorized by all necessary action on the part of such Party (to the extent such Party is not an individual) and that this Agreement constitutes a valid and binding obligation, enforceable against it in accordance with its terms.

1.4 Governing Law. This Agreement shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation, inducement to enter and/or performance of this Agreement (whether related to breach of contract, tortious conduct or otherwise and whether now existing or hereafter arising) shall be governed by, the internal laws of the State of New York, without giving effect to any law that would cause the laws of any jurisdiction other than the State of New York to be applied.

1.5 Exclusive Venue; Service of Process; MUTUAL WAIVER OF JURY TRIAL.

(a) Each Party agrees that any proceeding arising out of or relating to this Agreement or any transaction contemplated hereby shall be brought exclusively in the courts located in New York County, New York, or in the event (but only in the event) that such court does not have subject matter jurisdiction over such proceeding, the United States District Court for the Southern District of New York, and in each case, the appellate courts having jurisdiction of appeals in such courts, and each of the Parties hereby irrevocably submits to the exclusive jurisdiction of such courts for itself and with respect to its property, generally and unconditionally, for the purpose of any such proceeding. Each Party agrees not to commence any proceeding arising out of or relating to this Agreement or the transactions contemplated hereby except in the courts described above (other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court described above), irrevocably and unconditionally waives any objection to the laying of venue of any proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in such courts, and hereby irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such proceeding brought in any such court has been brought in an inconvenient forum or does not have jurisdiction over any Party. The aforementioned choice of venue is intended by the Parties to be mandatory and not permissive in nature, thereby precluding the possibility of litigation between the Parties with respect to or arising out of this Agreement, or the transactions contemplated hereby in any jurisdiction other than those specified in this Section 1.5(a). A final judgment in any such proceeding may be enforced in other jurisdictions by proceeding on the judgment or in any other manner provided by law.

(b) Each Party agrees that service of any process, summons, notice or document by U.S. registered mail to the Company at 725 Fifth Ave, 22nd Floor, New York, NY 10022, shall be effective service of process for any such proceeding.

(c) EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT, STATUTE OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF SUCH PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF. EACH PARTY FURTHER WAIVES ANY RIGHT TO SEEK TO CONSOLIDATE ANY PROCEEDING IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER PROCEEDING IN WHICH A JURY TRIAL CANNOT OR HAS NOT BEEN WAIVED. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED OR WARRANTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 1.5.

1.6 Entire Agreement; Amendments. This Agreement constitutes the entire agreement of the Parties with respect to the subject matter hereof and supersedes all prior and contemporaneous written agreements, arrangements, communications, and understandings and all prior and contemporaneous oral agreements, arrangements, communications, and understandings among the Parties with respect to the subject matter hereof. Any amendments, or alternative or supplementary provisions, to this Agreement must be made in writing and duly executed by all of the Parties.

1.7 Successors and Assigns. This Agreement may not be assigned by any Party without the prior written consent of the other Parties. Subject to the foregoing, all of the terms and provisions of this Agreement shall inure to the benefit of and be binding upon the Parties and their respective successors and assigns.

1.8 Severability. If any term or provision of this Agreement is held invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality and enforceability of all other terms and provisions of this Agreement will not in any way be affected or impaired. If the final judgment of a court of competent jurisdiction or other governmental authority declares that any term or provision hereof is invalid, illegal or unenforceable, the Parties agree that the court making such determination will have the power to reduce the scope, duration, area or applicability of the term or provision, to delete specific words or phrases, or to replace any invalid, illegal or unenforceable term or provision with a term or provision that is valid, legal and enforceable and that comes closest to expressing the intention of the invalid, illegal or unenforceable term or provision.

1.9 Counterparts; Deliveries. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by scanned pages or by means of electronic transmission of .pdf files or other image files via e-mail, cloud-based transfer or file transfer protocol, or use of electronic signature technology (including DocuSign) shall be treated in all manner and respects and for all purposes as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No Party shall raise the use of any electronic transmission to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of electronic transmission as a defense to the formation or enforceability of a contract, and each Party forever waives any such defense.

1.10 Captions. All captions contained in this Agreement are for convenience of reference only, do not form a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first set forth above.

New America Sponsor I LLC

By:	/s/ Kyle Wool
Name:	Kyle Wool
Title:	Manager

New America Acquisition I Corp.

By:	/s/ Christopher Devall
Name:	Christopher Devall
Title:	Chief Operating Officer

[Signature Page to Termination and Release Agreement (Administrative Services Agreement)]